UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 30, 2004
                                                  -----------------

                           Levcor International, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-50186                   06-0842701
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)


    1065 Avenue of the Americas, 28th Floor, New York, NY            10018
--------------------------------------------------------------------------------
         (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (212) 354-8500


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Effective December 1, 2004, Levcor International, Inc. (the "Company") entered into arrangements with National Spinning, Inc. ("National") for the Company to lease from National 2,700 square feet of headquarter office space located at 1065 Avenue of the Americas, 28th Floor, New York, NY 10018, at a cost of $6,250 per month. The Company is a customer of National.

Item 1.02         Termination of a Material Definitive Agreement

Effective November 30, 2004, the lease (the "Original Lease") between the Company, as lessee, and SIK Associates, as landlord, was terminated by agreement of the parties. The Original Lease covered the Company's principal offices located at 462 Seventh Avenue, New York, New York 10018, for approximately 6,500 square feet, at a cost of approximately $16,000 per month. The Original Lease was to expire on January 31, 2007. In connection with the termination of the Original Lease, the Company will record a charge of approximately $75,000 in the fourth quarter of 2004.

                                    Signature

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         LEVCOR INTERNATIONAL, INC.


                                         By: /s/ ROBERT A. LEVINSON
                                             -----------------------------------
                                             Name:   Robert A. Levinson
                                             Title:  Chairman, President and
                                                     Chief Executive Officer

December 1, 2004